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                                                                      Exhibit 23


Deloitte & Touche LLP
50 Fremont Street                                      Telephone: (415) 783-4000
San Francisco, California 94105-2230                   Facsimile: (415) 783-4329



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements of The Gap, Inc. on Form S-8: No. 2-72586, No. 2-60029, No. 33-39089, No. 33-40505,
No. 33-54686, No. 33-54688, No. 33-54690, No. 33-56021, No. 333-00417, No.
333-12337, No. 333-36265, No. 333-68285, No. 333-72921, No. 333-76523, No.
333-47508 and No. 333-59292, and Registration No. 333-75416 on Form S-4 of our report dated March 12, 2002, appearing in the Annual Report on Form 10-K of The Gap, Inc. for the fiscal year ended February 2, 2002.




/s/ Deloitte & Touche LLP
San Francisco, California
April 1, 2002